Exhibit 99.1

Contact: Jim Gustafson

Investor Relations

DaVita Inc.

(310) 536-2585

DAVITA 4th QUARTER 2011 RESULTS

Denver, Colorado, February 16, 2012 – DaVita Inc. (NYSE: DVA) today announced results for the quarter and year ended December 31, 2011. Income from continuing operations attributable to DaVita Inc. for the quarter and year ended December 31, 2011 was $149.4 million and $496.2 million, or $1.58 and $5.14 per share, respectively, which for the year ended December 31, 2011 excludes an after-tax non-cash goodwill impairment charge of approximately $14.4 million, or $0.15 per share, that was recorded in the second quarter of 2011 related to our infusion therapy business. Income from continuing operations attributable to DaVita Inc. for the year ended December 31, 2011 including this item was $481.8 million, or $4.99 per share.

Income from continuing operations attributable to DaVita Inc. for the quarter and year ended December 31, 2010 was $111.9 million and $450.8 million, or $1.13 and $4.37 per share, respectively, which excludes after-tax debt refinancing and redemption charges of $42.9 million and $45.4 million, or $0.43 per share and $0.44 per share, respectively. Income from continuing operations attributable to DaVita Inc. for the quarter and year ended December 31, 2010 including these items was $68.9 million and $405.4 million, or $0.70 per share and $3.93 per share, respectively.

Financial and operating highlights include:

•

Cash Flow: For the year ended December 31, 2011 operating cash flow was $1,180 million and free cash flow was $855 million. For the three months ended December 31, 2011 operating cash flow was $151 million and free cash flow was $32 million.

•

Operating Income: Operating income for the quarter and year ended December 31, 2011 was $330 million and $1,155 million, respectively, which for the year ended December 31, 2011, excludes the pre-tax non-cash goodwill impairment charge of $24 million. Operating income for the year ended December 31, 2011 including this item was $1,131 million.

•	Operating income for the quarter and year ended December 31, 2010 was $255 million and $997 million, respectively.

•

Volume: Total U.S. treatments for the fourth quarter of 2011 were 5,227,167, or 66,167 treatments per day, representing a per day increase of 12.4% over the fourth quarter of 2010. Non-acquired treatment growth in the quarter was 4.4% over the prior year’s fourth quarter. Our normalized non-acquired treatment growth in the quarter was 4.8% over the prior year’s fourth quarter.

•

Effective Tax Rate: Our effective tax rate was 34.1% and 35.4% for the quarter and year ended December 31, 2011, respectively. This effective tax rate is impacted by the amount of third party owners’ income attributable to non-tax paying entities. The effective tax rate attributable to DaVita Inc. was 38.0% and 39.6% for the quarter and year ended December 31, 2011, respectively. We currently expect our 2012 effective tax rate attributable to DaVita Inc. to be in the range of 40.0% to 41.0%.

•

Center Activity: As of December 31, 2011, we operated or provided administrative services at 1,809 outpatient dialysis centers located in the United States serving approximately 142,000 patients and 11 outpatient dialysis centers that are located in three countries outside of the United States. A total of 1,784 centers are consolidated in our financial statements, of which eight centers are located outside of the United States. During the fourth quarter of 2011, we acquired and opened a total of 45 centers, and divested two centers in connection with the acquisition of DSI.

Outlook

Our operating income guidance for 2012 is still expected to be in the range of $1,200 million to $1,300 million. We also expect our operating cash flows for 2012 to be in the range of $950 million to $1,050 million. These projections and the underlying assumptions involve significant risks and uncertainties, including those described below, and actual results may vary significantly from these current projections.

We will be holding a conference call to discuss our results for the fourth quarter ended December 31, 2011 on February 16, 2012 at 5:00 p.m. Eastern Time. The dial in number is (800) 399-4406. A replay of the conference call will be available on DaVita’s official web page, www.davita.com, for the following 30 days.

This release contains forward-looking statements, within the meaning of the federal securities laws, including statements related to our 2012 operating income, our 2012 operating cash flows and our 2012 expected effective tax rate attributable to DaVita Inc. Factors that could impact future results include the uncertainties associated with governmental regulations, general economic and other market conditions, competition, accounting estimates, the variability of our cash flows and the risk factors set forth in our SEC filings, including our annual report on Form 10-K for the year ended December 31, 2010, our quarterly report on Form 10-Q for the third quarter ended September 30, 2011 and subsequent quarterly reports to be filed on Form 10-Q. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include those relating to:

•	the concentration of profits generated from commercial payor plans,

•	continued downward pressure on average realized payment rates from commercial payors, which may result in the loss of revenue or patients,

•	a reduction in the number of patients under higher-paying commercial plans,

•	a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs,

•	the impact of health care legislation that was enacted in the United States in March 2010,

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

•	our ability to maintain contracts with physician medical directors,

•	legal compliance risks, including our continued compliance with complex government regulations,

•	current or potential investigations by various government entities and related government or private-party proceedings,

•	continued increased competition from large and medium-sized dialysis providers that compete directly with us,

•	our ability to complete any acquisitions, mergers or dispositions that we might be considering or announce, or integrate and successfully operate any business we may acquire, and

•	expansion of our operations and services to markets outside the United States, or to businesses outside of dialysis.

We base our forward-looking statements on information currently available to us at the time of this release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

This release contains non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules. For the reasons stated in the reconciliation schedules, we believe our presentation of non-GAAP financial measures provides useful supplemental information for investors.

DAVITA INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010
Net operating revenues	$1,862,318	$1,646,924	$6,982,214	$6,438,050
Operating expenses and charges:
Patient care costs	1,213,912	1,133,008	4,680,772	4,467,107
General and administrative	193,210	157,578	691,243	579,000
Depreciation and amortization	72,987	59,910	266,628	233,730
Provision for uncollectible accounts	54,318	43,201	197,565	170,652
Equity investment income	(2,221)	(2,031)	(8,776)	(8,999)
Goodwill impairment charge	—	—	24,000	—

Total operating expenses and charges	1,532,206	1,391,666	5,851,432	5,441,490

Operating income	330,112	255,258	1,130,782	996,560
Debt expense	(61,750)	(53,879)	(241,090)	(181,607)
Debt refinancing and redemption charges	—	(70,255)	—	(74,382)
Other income	787	1,091	2,982	3,419

Income from continuing operations before income taxes	269,149	132,215	892,674	743,990
Income tax expense	91,710	39,863	315,744	260,052

Income from continuing operations	177,439	92,352	576,930	483,938
Discontinued operations:
Income (loss) from operations of discontinued operations, net of tax	(239)	93	1,221	281
Loss on disposal of discontinued operations, net of tax	(1,068)	—	(4,756)	—

Net income.	176,132	92,445	573,395	484,219
Less: Net income attributable to noncontrolling interests	(28,009)	(23,425)	(95,394)	(78,536)

Net income attributable to DaVita Inc.	$148,123	$69,020	$478,001	$405,683

Earnings per share:
Basic income from continuing operations per share attributable to DaVita Inc.	$1.60	$0.71	$5.09	$3.99

Basic net income per share attributable to DaVita Inc.	$1.59	$0.71	$5.05	$4.00

Diluted income from continuing operations per share attributable to DaVita Inc.	$1.58	$0.70	$4.99	$3.93

Diluted net income per share attributable to DaVita Inc.	$1.56	$0.70	$4.96	$3.94

Weighted average shares for earnings per share:
Basic	93,485,001	97,099,341	94,658,027	101,504,373

Diluted	94,968,029	99,058,745	96,532,110	103,059,171

Amounts attributable to DaVita Inc.:
Income from continuing operations	$149,430	$68,927	$481,755	$405,402
Discontinued operations	(1,307)	93	(3,754)	281

Net income	$148,123	$69,020	$478,001	$405,683

DAVITA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Year ended December 31,
	2011	2010
Cash flows from operating activities:
Net income	$573,395	$484,219
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	267,315	234,378
Stock-based compensation expense	48,718	45,551
Tax benefits from stock award exercises	38,199	26,706
Excess tax benefits from stock award exercises	(20,834)	(6,283)
Deferred income taxes	53,438	75,399
Equity investment income, net	354	(3,298)
Loss on disposal of assets and other non-cash charges	20,329	9,585
Goodwill impairment charge	24,000	—
Debt refinancing and redemption charges	—	74,382
Changes in operating assets and liabilities, other than from acquisitions and divestitures:
Accounts receivable	(88,848)	55,379
Inventories	10,270	(3,892)
Other receivables and other current assets	53,697	(44,719)
Other long-term assets	2,039	901
Accounts payable	84,400	4,228
Accrued compensation and benefits	77,074	39,588
Other current liabilities	(51,979)	(111,444)
Income taxes	77,418	(45,737)
Other long-term liabilities	11,061	4,740

Net cash provided by operating activities	1,180,046	839,683

Cash flows from investing activities:
Additions of property and equipment, net	(400,156)	(273,602)
Acquisitions	(1,077,442)	(188,502)
Proceeds from asset sales	75,183	22,727
Purchase of investments available for sale	(5,971)	(1,125)
Purchase of investments held-to-maturity	(37,628)	(56,615)
Proceeds from sale of investments available for sale	1,149	900
Proceeds from maturities of investments held-to-maturity	47,695	59,932
Purchase of equity investments and other assets	(2,398)	(709)
Distributions received on equity investments	340	361

Net cash used in investing activities	(1,399,228)	(436,633)

Cash flows from financing activities:
Borrowings	36,395,105	24,809,258
Payments on long-term debt	(36,249,584)	(24,134,502)
Interest rate cap premiums and other deferred financing costs	(17,861)	—
Debt refinancing costs including tender and call premiums	—	(113,810)
Purchase of treasury stock	(323,348)	(618,496)
Distributions to noncontrolling interests	(100,653)	(83,591)
Stock award exercises and other share issuances, net	11,316	53,760
Excess tax benefits from stock award exercises	20,834	6,283
Contributions from noncontrolling interests	21,010	9,510
Proceeds from sales of additional noncontrolling interests	9,687	3,410
Purchases from noncontrolling interests	(13,689)	(14,214)

Net cash used in financing activities	(247,183)	(82,392)

Net (decrease) increase in cash and cash equivalents	(466,365)	320,658
Cash and cash equivalents at beginning of period	860,117	539,459

Cash and cash equivalents at end of period	$393,752	$860,117

DAVITA INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

	December 31, 2011	December 31, 2010
ASSETS
Cash and cash equivalents	$393,752	$860,117
Short-term investments	17,399	23,003
Accounts receivable, less allowance of $250,343 and $235,629	1,195,163	1,048,976
Inventories	75,731	76,008
Other receivables	269,832	304,366
Other current assets	49,349	43,994
Income tax receivables	—	40,330
Deferred income taxes	280,382	226,060

Total current assets	2,281,608	2,622,854
Property and equipment, net	1,432,651	1,170,808
Amortizable intangibles, net	159,491	162,635
Equity investments	27,325	25,918
Long-term investments	9,890	8,848
Other long-term assets	34,231	32,054
Goodwill	4,946,976	4,091,307

	$8,892,172	$8,114,424

LIABILITIES AND EQUITY
Accounts payable	$289,653	$181,033
Other liabilities	325,734	342,943
Accrued compensation and benefits	412,972	325,477
Current portion of long-term debt	87,345	74,892
Income tax payable	37,412	—

Total current liabilities	1,153,116	924,345
Long-term debt	4,417,624	4,233,850
Other long-term liabilities	132,006	89,290
Alliance and product supply agreement, net	19,987	25,317
Deferred income taxes	423,098	421,436

Total liabilities	6,145,831	5,694,238
Commitments and contingencies
Noncontrolling interests subject to put provisions	478,216	383,052
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued) Common stock ($0.001 par value, 450,000,000 shares authorized; 134,862,283 shares issued; 93,641,363 and 96,001,535 shares outstanding)	135	135
Additional paid-in capital	596,300	620,546
Retained earnings	3,195,818	2,717,817
Treasury stock, at cost (41,220,920 and 38,860,748 shares)	(1,631,694)	(1,360,579)
Accumulated other comprehensive (loss) income	(19,484)	503

Total DaVita Inc. shareholders’ equity	2,141,075	1,978,422
Noncontrolling interests not subject to put provisions	127,050	58,712

Total equity	2,268,125	2,037,134

	$8,892,172	$8,114,424

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Year ended December 31, 2011
	December 31, 2011	September 30, 2011	December 31, 2010
1. Consolidated Financial Results:
Revenues	$1,862	$1,808	$1,647	$6,982
Operating income	$330.1	$318.7	$255.3	$1,130.8
Operating income, excluding the pre-tax non-cash goodwill impairment charge(1)	$330.1	$318.7	$255.3	$1,154.8
Operating income margin	17.7%	17.6%	15.5%	16.2%
Operating income margin, excluding the pre-tax non-cash goodwill impairment charge(1)	17.7%	17.6%	15.5%	16.5%
Income from continuing operations attributable to DaVita Inc.	$149.4	$138.2	$68.9	$481.8
Income from continuing operations attributable to DaVita Inc., excluding the after-tax non-cash goodwill impairment charge and debt refinancing and redemption charges(1)	$149.4	$138.2	$111.9	$496.2
Diluted income from continuing operations per share attributable to DaVita Inc.	$1.58	$1.45	$0.70	$4.99
Diluted income from continuing operations per share attributable to DaVita Inc., excluding the after-tax non-cash goodwill impairment charge and debt refinancing and redemption charges(1)	$1.58	$1.45	$1.13	$5.14
2. Consolidated Business Metrics:
Expenses
Patient care costs as a percent of consolidated revenue(2)	65.2%	65.8%	68.8%	67.0%
General and administrative expenses as a percent of consolidated revenue(2)	10.4%	10.1%	9.6%	9.9%
Bad debt expense as a percent of consolidated revenue	2.9%	2.9%	2.6%	2.8%
Consolidated effective tax rate attributable to DaVita Inc.(1)	38.0%	40.5%	36.5%	39.6%
3. Segment Financial Results: (dollar amounts rounded to nearest million)
Revenues
Dialysis and related lab services	$1,720	$1,675	$1,542	$6,485
Other – Ancillary services and strategic initiatives	148	137	107	514

Total segment revenue	1,868	1,812	1,649	6,999
Less elimination of intersegment revenue	(6)	(4)	(2)	(17)

Total consolidated revenue	$1,862	$1,808	$1,647	$6,982

Operating Income
Dialysis and related lab services	$353	$332	$268	$1,225

Other – U.S. Ancillary services and strategic initiatives	(5)	2	(2)	(34)
– International operations	(8)	(5)	—	(20)

Total other – Ancillary services and strategic initiatives	(13)	(3)	(2)	(54)

Total segment operating income	$340	$329	$266	$1,171
Reconciling items:
Stock-based compensation	(12)	(13)	(12)	(49)
Equity investment income	2	3	2	9

Consolidated operating income	$330	$319	$255	$1,131

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Year ended December 31, 2011
	December 31, 2011	September 30, 2011	December 31, 2010
4. Segment Business Metrics:
Dialysis and related lab services
Volume
Treatments	5,227,167	5,008,094	4,649,610	19,599,472
Number of treatment days	79.0	79.0	79.0	313.0
Treatments per day	66,167	63,394	58,856	62,618
Per day year over year increase	12.4%	9.6%	6.8%	9.1%
Non-acquired growth year over year	4.4%	5.0%	4.4%	4.6%

Revenue
Dialysis and related lab services revenue per treatment	$328.54	$333.86	$331.14	$330.31
Per treatment (decrease) increase from previous quarter	(1.6%)	0.5%	(2.3%)
Per treatment decrease from previous year	(0.8%)	(1.5%)	(2.4%)	(2.0%)
Percent of consolidated revenue	92.2%	92.5%	93.5%	92.7%

Expenses
Patient care costs
Percent of segment revenue	63.4%	64.5%	67.8%	65.7%
Per treatment	$208.66	$215.66	$224.86	$217.32
Per treatment decrease from previous quarter	(3.2%)	(3.2%)	(3.4%)
Per treatment decrease from previous year	(7.2%)	(7.4%)	(4.1%)	(6.2%)

General and administrative expenses
Percent of segment revenue	8.9%	8.8%	8.4%	8.5%
Per treatment	$29.45	$29.28	$27.70	$28.12
Per treatment increase from previous quarter	0.6%	9.3%	4.1%
Per treatment increase from previous year	6.3%	10.0%	7.4%	7.2%

5. Cash Flow:
Operating cash flow	$150.7	$495.2	$120.6	$1,180.0
Operating cash flow, last twelve months	$1,180.0	$1,149.9	$839.7
Free cash flow(1)	$32.1	$423.1	$37.3	$855.0
Free cash flow, last twelve months(1)	$855.0	$860.2	$599.9
Capital expenditures:
Routine maintenance/IT/other	$85.3	$51.1	$60.8	$224.4
Development and relocations	$63.1	$45.7	$44.5	$175.8
Acquisition expenditures	$150.3	$775.9	$50.9	$1,077.4

6. Accounts Receivable:
Net receivables	$1,195	$1,165	$1,049
DSO	61	60	61

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Year ended December 31, 2011
	December 31, 2011	September 30, 2011	December 31, 2010
7. Debt and Capital Structure:
Total debt(3)	$4,513	$4,508	$4,317
Net debt, net of cash(3)	$4,119	$3,967	$3,457
Leverage ratio (see Note 1 on page 9)	2.72x	2.73x	2.72x
Overall weighted average effective interest rate during the quarter	5.27%	5.30%	4.86%
Overall weighted average effective interest rate at end of the quarter	5.27%	5.27%	4.94%
Weighted average effective interest rate on the Senior Secured Credit Facilities at end of the quarter	4.61%	4.61%	4.05%
Effectively fixed interest rates as a percentage of our total debt at December 31, 2011(4) and September 30, 2011(4) and fixed interest rates at December 31, 2010	100%	100%	77%
Share repurchases	$—	$7.3	$420.0	$323.3

8. Clinical: (quarterly averages)
Dialysis adequacy -% of patients with Kt/V > 1.2 at the end of the quarter	97%	97%	96%
Patients with arteriovenous fistulas placed	69%	69%	67%

(1)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see attached reconciliation schedules.
(2)	Consolidated percentages of revenue are comprised of the dialysis and related lab services business, other ancillary services and strategic initiatives, as well as stock-based compensation expenses.
(3)	The quarters ended December 31, 2011 and September 30, 2011, excludes $7.8 million and $8.3 million, respectively, of debt discounts associated with our Term Loan B and our Term Loan A-2 that are not actually outstanding debt principal. The quarter ended December 31, 2010, excludes $8.4 million of a debt discount associated with our Term Loan B that is not actually outstanding debt principal.
(4)	The Term Loan A-2 and Term Loan B are subject to LIBOR floors of 1.00% and 1.50%, respectively. Because LIBOR, as of December 31, 2011, was lower than either of these floors, the interest rates on the Term Loan A-2 and the Term Loan B are treated as “fixed” for purposes of the table above. We have included both of these Term loans in the fixed rate totals in the table above until such time as the LIBOR-based component of our interest rate exceeds 1.00% on the Term Loan A-2 and 1.50% on the Term Loan B. at such time, we will then be subject to LIBOR-based interest rate volatility on the LIBOR variable component of our interest rate on all of the Term Loan A-2, as well as for the Term Loan B, but limited to a maximum rate of 4.00% on $1.25 billion of outstanding principal debt on the Term Loan B. The remaining $483 million outstanding principal balance of the Term Loan B is subject to LIBOR-based interest rate volatility above a floor of 1.50%.

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in thousands)

Note 1: Calculation of the Leverage Ratio

Under the Company’s Senior Secured Credit Facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its Term Loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for routine acquisitions that occurred during the period. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to investors to enhance their understanding of the Company’s leverage ratio under its Credit Agreement.

Year ended December 31, 2011
Net income attributable to DaVita Inc.	$478,001
Income taxes	315,726
Interest expense	224,909
Depreciation and amortization	267,315
Non-cash goodwill impairment charge	24,000
Noncontrolling interests and equity investment income, net	95,748
Other, including pro-forma EBITDA associated with acquisitions	80,029
Stock-based compensation expense	48,718

“Consolidated EBITDA”	$1,534,446

December 31, 2011
Total debt, excluding debt discount of $7.8 million	$4,512,811
Letters of credit issued	47,711

4,560,522
Less: cash and cash equivalents	(393,752)

Consolidated net debt	$4,166,770

Last twelve months “Consolidated EBITDA”	$1,534,446

Leverage ratio	2.72x

In accordance with the Credit Agreement, the Company’s leverage ratio cannot exceed 4.25 to 1.0 as of December 31, 2011. At that date the Company’s leverage ratio did not exceed 4.25 to 1.0.

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

1. Income from continuing operations attributable to DaVita Inc. excluding an after-tax non-cash goodwill impairment charge and after-tax debt refinancing and redemption charges and diluted income from continuing operations per share attributable to DaVita Inc. excluding an after-tax non-cash goodwill impairment charge and after-tax debt refinancing and redemption charges.

We believe that income from continuing operations attributable to DaVita Inc. excluding an after-tax non-cash goodwill impairment charge and after-tax debt refinancing and redemption charges enhances a user’s understanding of our normal income from continuing operations attributable to DaVita Inc. and diluted income from continuing operations per share attributable to DaVita Inc. for these periods by providing a measure that is more meaningful because it excludes: (1) a non-cash goodwill impairment charge that resulted from a decrease in the implied fair value of goodwill below its carrying amount associated with our infusion therapy business during the second quarter of 2011 and (2) charges that resulted from the refinancing of our Senior Secured Credit Facilities and the redemption of the aggregate principal amounts of our outstanding 6  5/8% senior notes due 2013 and the aggregate principal amount of our outstanding 7  1/4% senior subordinated notes due 2015, as well as a partial redemption of $200 million aggregate principal amount of our outstanding 6 5/8% senior notes due 2013 that occurred in the second quarter of 2010 and accordingly, is more comparable to prior periods and indicative of consistent income from continuing operations attributable to DaVita Inc. and diluted income from continuing operations per share attributable to DaVita Inc. These measures are not measures of financial performance under United States generally accepted accounting principles (GAAP) and should not be considered as an alternative to income from continuing operations attributable to DaVita Inc. and diluted income from continuing operations per share attributable to DaVita Inc.

	Three months ended			Year ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Income from continuing operations attributable to DaVita Inc. excluding an after-tax non-cash goodwill impairment charge and after-tax debt refinancing and redemption charges:
Net income attributable to DaVita Inc.	$148,123	$135,361	$69,020	$478,001	$405,683
Discontinued operations attributable to DaVita Inc.	1,307	2,831	(93)	3,754	(281)

Income from continuing operations attributable to DaVita Inc.	149,430	138,192	68,927	481,755	405,402
Add: Non-cash goodwill impairment charge	—	—	—	24,000	—
Add: Debt refinancing and redemption charges	—	—	70,255	—	74,382
Less: Related income tax	—	—	(27,329)	(9,600)	(28,935)

	$149,430	$138,192	$111,853	$496,155	$450,849

	Three months ended			Year ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Diluted income from continuing operations per share attributable to DaVita Inc. excluding an after-tax non-cash goodwill impairment charge and after-tax debt refinancing and redemption charges:
Diluted net income per share attributable to DaVita Inc.	$1.56	$1.42	$0.70	$4.96	$3.94
Discontinued operations	0.01	0.03	—	0.04	(0.01)
Rounding	0.01	—	—	(0.01)	—

Diluted income from continuing operations per share attributable to DaVita Inc.	1.58	1.45	0.70	4.99	3.93
Add: Non-cash goodwill impairment charge	—	—	—	0.15	—
Add: Debt refinancing and redemption charges	—	—	0.43	—	0.44

	$1.58	$1.45	$1.13	$5.14	$4.37

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

2. Operating income excluding a pre-tax non-cash goodwill impairment charge.

We believe that operating income excluding a pre-tax non-cash goodwill impairment charge enhances a user’s understanding of our normal operating income for these periods by providing a measure that is more meaningful because it excludes a non-cash goodwill impairment charge that resulted from a decrease in the implied fair value of goodwill below its carrying amount associated with our infusion therapy business during the second quarter of 2011 and accordingly, is more comparable to prior periods and indicative of consistent operating income. This measure is not a measure of financial performance under GAAP and should not be considered as an alternative to operating income.

	Three months ended			Year ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Operating income excluding a pre-tax non-cash goodwill impairment charge:
Operating income	$330,112	$318,712	$255,258	$1,130,782	$996,560
Add: Non-cash goodwill impairment charge	—	—	—	24,000	—

	$330,112	$318,712	$255,258	$1,154,782	$996,560

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

3. Effective Income Tax Rates.

We believe that reporting the effective income tax rate attributable to DaVita Inc. enhances an investor’s understanding of DaVita’s effective income tax rate for the periods presented because it excludes noncontrolling owners’ income that primarily relates to non-tax paying entities and accordingly is more comparable to prior periods presentations regarding DaVita’s effective income tax rate and is more meaningful to an investor to fully understand the related income tax effects on DaVita Inc.’s operating results. This is not a measure under GAAP and should not be considered as an alternative to the effective income tax rate calculated in accordance with GAAP.

Effective income tax rate as compared to the effective income tax rate attributable to DaVita Inc. is as follows:

	Three months ended			Year ended December 31, 2011
	December 31, 2011	September 30, 2011	December 31, 2010
Income from continuing operations before income taxes	$269,149	$258,662	$132,215	$892,674

Income tax expense	$91,710	$94,204	$39,863	$315,744

Effective income tax rate	34.1%	36.4%	30.2%	35.4%

	Three months ended			Year ended December 31, 2011
	December 31, 2011	September 30, 2011	December 31, 2010
Income from continuing operations before income taxes	$269,149	$258,662	$132,215	$892,674
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(28,128)	(26,604)	(23,602)	(96,049)

Income before income taxes attributable to DaVita Inc.	$241,021	$232,058	$108,613	$796,625

Income tax expense	91,710	94,204	$39,863	$315,744
Less income tax attributable to noncontrolling interests	(119)	(119)	(177)	(655)

Income tax attributable to DaVita Inc.	$91,591	$94,085	$39,686	$315,089

Effective income tax rate attributable to DaVita Inc.	38.0%	40.5%	36.5%	39.6%

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

4. Free cash flow.

Free cash flow represents net cash provided by operating activities less income distributions to noncontrolling interests and capital expenditures for routine maintenance and information technology. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under GAAP, since free cash flow is a meaningful measure of our ability to fund acquisition and development activities and meet our debt service requirements. In addition, free cash flow excluding income distributions to noncontrolling interests provides an investor with an understanding of free cash flows that are attributable to DaVita Inc. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended			Year ended December 31, 2011
	December 31, 2011	September 30, 2011	December 31, 2010
Cash provided by operating activities	$150,659	$495,194	$120,551	$1,180,046
Less: Income distributions to noncontrolling interests	(33,245)	(20,985)	(22,479)	(100,653)

Cash provided by operating activities attributable to DaVita Inc.	117,414	474,209	98,072	1,079,393
Less: Expenditures for routine maintenance and information technology	(85,304)	(51,107)	(60,798)	(224,366)

Free cash flow	$32,110	$423,102	$37,274	$855,027

	Rolling 12-Month Period
	December 31, 2011	September 30, 2011	December 31, 2010
Cash provided by operating activities	$1,180,046	$1,149,938	$839,683
Less: Income distributions to noncontrolling interests	(100,653)	(89,887)	(83,591)

Cash provided by operating activities attributable to DaVita Inc.	1,079,393	1,060,051	756,092
Less: Expenditures for routine maintenance and information technology	(224,366)	(199,860)	(156,228)

Free cash flow	$855,027	$860,191	$599,864